Exhibit 10.1

SECOND AMENDMENT TO PROMISSORY NOTE

THIS SECOND AMENDMENT TO PROMISSORY NOTE (“Amendment”) dated as of January 29, 2021, is to become affixed to, modify and become a part of that certain 6% Secured Convertible Promissory Note in the original principal sum of $1,500,000 dated as of September 18, 2020 (“Original Issue Date”), and amended on September 22, 2020 (as amended, the “Note”), which Note was made and executed by Torchlight Energy Resources, Inc., a Nevada corporation (the “Debtor”), and payable to the order of McCabe Petroleum Corporation (the “Holder”), which Note is due and payable on May 10, 2021 (“Maturity Date”).

WHEREAS, the Holder and Debtor desire to amend the Note; and

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.              The Note is amended and modified by amending and restating in its entirety section 4(a) as follows:

“(a) Conversion. At any time after the Original Issue Date, the Holder of this Note will have the right, at the Holder’s option, to convert all or any portion of the Principal Amount hereof and any accrued but unpaid interest thereon into shares of common stock, par value $.001 per share, of the Company (“Common Stock”) in a manner and in accordance with Section 4(b) below (unless earlier paid or redeemed) at the conversion price as set forth below in Section 4(c) (subject to adjustment as described herein). The right to convert the Principal Amount or interest thereon of this Note called for redemption will terminate at the close of business on the Business Day prior to the Redemption Payment Date for such Note, unless the Company subsequently fails to pay the applicable Redemption Amount. The shares of Common Stock to be issued upon conversion under this Section 4 are hereinafter referred to as the “Conversion Shares”.”

2.              All terms and conditions of the Note shall, except as amended and modified by this Amendment, will remain in full force and effect and all rights, duties, obligations and responsibilities of the Debtor and the Holder shall be governed and determined by the Note as the same has been amended and modified by this Amendment.

3.              THIS AMENDMENT IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS.

4.              This Amendment shall be of no force and effect until receipt and execution of it by the Debtor and the Holder. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall be deemed one instrument, by facsimile signature or by e-mail delivery of a “.pdf” format data file signature of any of the parties, each of which shall be deemed an original for all purposes.

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IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Amendment to the Note as of the date first written above.

DEBTOR:

TORCHLIGHT ENERGY RESOURCES, INC.

By:	/s/ John Brda
John Brda, President/CEO

HOLDER:

MCCABE PETROLEUM CORPORATION

By:	/s/ Gregory McCabe

Printed Name:	Gregory McCabe

Title:	President

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